     UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 2, 2008

Date of Report

(Date of Earliest Event Reported)

WIZZARD SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

COLORADO	87-0609860
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

(Address of Principal Executive Offices)

(412) 621-0902

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

On December 2, 2008, Wizzard Software Corporation, a Colorado corporation (the “Company”), closed a Subscription Agreement by which three institutional investors (collectively, the “Subscribers”) purchased Secured Notes having an aggregate principal amount of $1 million.  The Secured Notes bear interest at the rate of 11 percent per year, and the principal and all outstanding interest thereon will be due and payable on January 1, 2010.

In connection with this transaction, the Company; the Company’s wholly-owned subsidiary, Interim Healthcare of Wyoming, Inc., a Wyoming corporation (“Interim”);  and the Subscribers also executed a Security Agreement and a Collateral Agent Agreement by which the Company and Interim granted to the Subscribers a security interest in the property of the Company and Interim that is identified in Section 3.2 of the Security Agreement, and designated the Subscribers’ counsel as collateral agent with respect thereto.  Interim also executed a Guaranty by which it agreed to guarantee the payment of all obligations incurred by the Company in connection with the Secured Notes.

The Subscribers and the principal amount of each such Subscriber’s Secured Note are as follows:

Subscriber

Principal Amount of Note

Alpha Capital Anstalt

$200,000

Mill City Ventures, LP

$500,000

Isle Capital, LLC

$300,000

Item 2.03  Creation of a Direct Financial Obligation.

See Item 1.01 of this Current Report.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

None; not applicable.

(b)  Pro forma financial information.

None; not applicable.

(c)  Shell company transactions.

None; not applicable.

(d)  Exhibits.

Exhibit No.

Description

10.1

Subscription Agreement

10.2

Secured Note for $200,000

10.3

Secured Note for $500,000

10.4

Secured Note for $300,000

10.5

Security Agreement

10.6

Collateral Agent Agreement

10.7

Guaranty

10.8

Funds Escrow Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZZARD SOFTWARE CORPORATION,             a Colorado corporation

Dated:  12/2/2008

By /s/ Christopher J. Spencer

Christopher J. Spencer, President